Exhibit 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Announces Stockholder Approval of Proposal to

Reclassify Class A and Class B Common Stock into a Single Class of

Common Stock

SAN JOSE, Calif., Nov. 15, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced that at a special meeting of stockholders held earlier today, the company’s stockholders approved a proposal to reclassify all outstanding shares of its Class A common stock and Class B common stock into a single class of common stock on a one-for-one basis. The reclassification proposal required the affirmative vote of the holders of a majority of the voting power of the Class A common stock and Class B common stock voting as a single class, as well as the affirmative vote of the holders of a majority of the Class B common stock voting as a separate class.

To implement the reclassification, the company will file today a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which will become effective at 5 p.m. Eastern Standard Time on November 16, 2011. Upon the effectiveness of the Restated Certificate of Incorporation, each share of the company’s outstanding Class A common stock and Class B common stock will automatically be reclassified as, and become one share of, a new single class of common stock named “common stock” that has the same voting powers, preferences, rights and qualifications, limitations and restrictions as the current Class A common stock.

Stockholders need not take any action to reclassify their shares. Any existing stock certificates validly issued for shares of the company’s Class A common stock or Class B common stock will represent shares of the company’s new, single class of common stock, and shares held in brokerage accounts will be automatically adjusted by the broker to reflect the reclassification and name change.

The company expects that, beginning on November 17, 2011, trading in the Class A common stock (SPWRA) and Class B common stock (SPWRB) on the Nasdaq Global Select Market will be suspended,

and all trading in SunPower common stock will be under the ticker symbol SPWR. The new CUSIP number for SunPower common stock will be 867652 406.

Adoption of the reclassification proposal has no effect upon the company’s future operations or on the substantive rights of holders of shares of Class A common stock or Class B common stock, except for the elimination of the different voting powers of the two classes of stock.

At the special meeting, SunPower stockholders also approved a proposal to permit, under the Restated Certificate of Incorporation, action by written consent of the stockholders without a meeting, so long as Total continues to hold a majority of the Company’s voting shares. In addition, the stockholders approved the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, which includes an increase in the number of shares available for issuance under the plan by 2,500,000.

About SunPower

SunPower Corp. (NASDAQ: SPWRA, SPWRB) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. The company uses words such as “will,” “expects,” and similar expressions to identify forward-looking statements. These statements include, but are not limited to, statements about the company’s plans and expectations regarding the reclassification of its Class A common stock and Class B common stock into a single class of common stock, actions to be taken by the company, beginning of trading on Nasdaq under a single stock symbol, and other statements that are not historical facts. The forward-looking statements in this press release are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011 and other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.